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DIODES INCORPORATED

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Diodes Incorporated to Hold Annual Meeting of Stockholders on

May 29, 2013

Dallas, Texas – April 19, 2013 – Diodes Incorporated (Nasdaq: DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets, today announced that it will hold its Annual Meeting of Stockholders on Monday, May 29, 2013 starting at 10:00 a.m. (Central Time). The Annual Meeting of Stockholders will be conducted at the Company’s executive offices located at 4949 Hedgcoxe Road, Suite 200, Plano, Texas 75024. Diodes’ President and Chief Executive Officer, Dr. Keh-Shew Lu, and Chief Financial Officer, Richard D. White, will chair the meeting and provide a brief presentation.

In accordance with the United States Securities and Exchange Commission’s Notice and Access rule, on April 19, 2013, Diodes made available the “Notice of Internet Availability of Proxy Materials” to its stockholders based on a record date of April 1, 2013 and furnished proxy materials via the Internet. Diodes will provide a printed set of proxy materials by mail to any stockholder upon request. Stockholders may obtain hard copies of Diodes’ proxy materials free of charge by following the instructions provided on its website at http://investor.diodes.com under “Proxy Materials & Annual Reports” or in the “Notice of Internet Availability of Proxy Materials.”

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets. Diodes serves the consumer electronics, computing, communications, industrial, and automotive markets. Diodes’ products include diodes, rectifiers, transistors, MOSFETs, protection devices, functional specific arrays, single gate logic, amplifiers and comparators, Hall-effect and temperature sensors; power management devices, including LED drivers, AC-DC converters and controllers, DC-DC switching and linear voltage regulators, and voltage references along with special function devices, such as USB power switches, load switches, voltage supervisors, and motor controllers. Diodes’ corporate headquarters, logistics center, and Americas’ sales office are located in Plano, Texas. Design, marketing, and engineering centers are located in Plano; San Jose, California; Taipei, Taiwan; Manchester, England; and Neuhaus, Germany. Diodes’ wafer fabrication facilities are located in Kansas City, Missouri and Manchester, with four manufacturing facilities located in Shanghai, China, and two joint venture facilities located in Chengdu, China, as well as manufacturing facilities located in Neuhaus and Taipei. Additional engineering, sales, warehouse, and logistics offices are located in Fort Worth, Texas; Taipei; Hong Kong; Manchester; Shanghai; Shenzhen, China; Seongnam-si, South Korea; Suwon, South Korea; Tokyo, Japan; and Munich, Germany, with support offices throughout the world. For further information, including SEC filings, visit Diodes’ website at http://www.diodes.com.

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Company Contact:	Investor Relations Contact:
Diodes Incorporated Laura Mehrl Director of Investor Relations P: 972-987-3959 E: laura_mehrl@diodes.com	Shelton Group Leanne K. Sievers EVP, Investor Relations P: 949-224-3874 E: lsievers@sheltongroup.com